As filed with the Securities and Exchange Commission on July 18, 2008

Registration Nos. 333-149780

333-139816

333-128927

333-112532

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

KINTERA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	9605 Scranton Road, Suite 200 San Diego, California 92121	74-2947183
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

Amended and Restated 2003 Equity Incentive Plan

2003 Employee Stock Purchase Plan

Amended and Restated 2004 Equity Incentive Plan (Fundware)

Kintera, Inc. 2000 Stock Option Plan

(Full Titles of the Plans)

Copy to:
Marc E. Chardon Kintera, Inc. 9605 Scranton Road, Suite 200 San Diego, California 92121	Donald R. Reynolds, Esq. Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607

(Name and Address of Agent for Service)

(858) 795-3000

(Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

Kintera, Inc., a Delaware corporation (the “Registrant”), files this Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) and hereby deregisters all shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), unissued under each of the Registration Statements:

•

Registration Statement on Form S-8 (file no. 333-149780), registering the offering and sale of up to 1,000,000 shares of Common Stock, as may be issued from time to time under the Amended and Restated 2003 Equity Incentive Plan, and 300,000 shares of Common Stock, as may be issued from time to time under the 2003 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2008;

•

Registration Statement on Form S-8 (file no. 333-139816), registering the offering and sale of up to 950,000 shares of Common Stock, as may be issued from time to time under the Amended and Restated 2003 Equity Incentive Plan, and 900,000 shares of Common Stock, as may be issued from time to time under the 2003 Employee Stock Purchase Plan, filed with the Commission on January 5, 2007;

•

Registration Statement on Form S-8 (file no. 333-128927), registering the offering and sale of up to 3,000,000 shares of Common Stock, as may be issued from time to time under the Amended and Restated 2003 Equity Incentive Plan, and 500,000 shares of Common Stock, as may be issued from time to time under the Amended and Restated 2004 Equity Incentive Plan (Fundware), filed with the Commission on October 11, 2005;

•

Registration Statement on Form S-8 (file no. 333-112532), registering the offering and sale of up to 1,079,296 shares of Common Stock, as may be issued from time to time under the 2003 Equity Incentive Plan, 1,000,000 shares of Common Stock, as may be issued from time to time under the 2003 Employee Stock Purchase Plan, and 2,645,419 shares of Common Stock issued under the 2000 Stock Option Plan, filed with the Commission on February 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on July 18, 2008.

KINTERA, INC.

By:	/s/ Marc E. Chardon

Marc E. Chardon
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments No. 1 to the registration statements reflected on the cover page of this filing have been signed by the following persons in the capacities indicated on July 18, 2008.

SIGNATURE	TITLE

/s/ Marc E. Chardon Marc E. Chardon	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Timothy V. Williams Timothy V. Williams	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Charles T. Cumbaa	Director
Charles T. Cumbaa